UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2016

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2016, the Board of Directors of the Company approved the amendment and restatement to the Company’s Bylaws to implement proxy access and modify the advance notice provisions applicable to nominees for election to the Board.

Article IV, Section 12(g) of the Bylaws permits a shareholder, or a group of up to 20 shareholders, who have owned at least 3% of the Company's outstanding common stock for three or more years to nominate up to 2 individuals or 20% of the number of directors then serving on the Board (whichever is greater) for election as directors, and require the Company to include such director nominees in the Company's annual meeting proxy materials, provided that such shareholder or group of shareholders satisfies the requirements set forth in Article IV, Section 12(g).

The amended and restated Bylaws also include clarifications and updates to the advance notice provisions in Article IV, Sections 12(a) and (b).
The foregoing description of the amendment and restatement of the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended and restated, attached as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit
	3(ii)	Bylaws of the Brink’s Company, as amended and restated, effective March 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: March 21, 2016	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3(ii)	Bylaws of the Brink’s Company, as amended and restated, effective March 19, 2016

3